UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2020

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36868	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 20, 2020, Medicine Man Technologies, Inc. (the “Company”) consummated the merger (the “Merger”) previously announced in a Current Report on Form 8-K filed November 29, 2019, whereby through subsidiary, PBS Merger Sub, LLC (“Merger Sub”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mesa Organics, Ltd. (“Mesa”) and Mesa owners, James Parco and Pamela Parco (together with the Company, the Merger Sub, and Mesa, the “Parties”). On April 20, 2020, the Parties entered into an amendment to the Merger Agreement. The aggregate purchase price is $2,643,314.84 of cash and 2,594,754 shares of the Company’s common stock, par value $0.001 per share. Upon consummation of the Merger, the Company acquired ownership of Mesa’s subsidiaries, which are in the business of owning and operating certain marijuana establishments in the state of Colorado, pursuant to the MED and local licenses.

The foregoing description of the Merger Agreement and the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed November 29, 2019 and the Amendment which is filed as Exhibit 2.1 to this report and incorporated herein by reference. The Merger Agreement and the Amendment, and the foregoing description of the Merger Agreement and Amendment, have been included to provide investors and our stockholders with information regarding the terms of the transactions contemplated by the Merger Agreement. The representations and warranties in the Merger Agreement and Amendment were made as of a specified date and may be subject to materiality standards different than what would be viewed as material to stockholders. As such, the representations and warranties should be considered in conjunction with the entirety of the disclosures about the Company in the public reports filed with the U.S. Securities and Exchange Commission.

Item 1.02. Termination of a Material Definitive Agreement.

On April 20, 2020, the Company received a notice of termination from Ahab, LLC, Garden Greens, LLC, Syls LLC, Heartland Industries, LLC and Tri City Partners LLC, (each of whom operates under the name “Strawberry Fields”) terminating the term sheet to acquire such entities. The term sheet was previously described in the Company’s Current Report on Form 8-K filed on September 11, 2019, and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in response to Item 1.01 of this report is hereby incorporated by reference into this Item 2.01.

Item 7.01 Regulation FD Disclosure

On April 20, 2020, the Company issued a press release announcing that the parties had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1. The Company rebranded and conducts its business under the trade name, Schwazze. The corporate name of the Company continues to be Medicine Man Technologies, Inc.

Item 9.01	Financial Statements and Exhibits.
(a)	The financial statements required to be filed by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b)	The pro forma financial information required to be filed by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits

Exhibit No.	Description
2.1	Merger Agreement dated November 23, 2019, by and among Medicine Man Technologies, Inc., PBS Merger Sub, LLC, Mesa Organics Ltd., James Parco, and Pamela Parco. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on November 23, 2019.)
2.2	First Amendment to Agreement and Plan of Merger dated April 16, 2020 by and among Medicine Man Technologies, Inc., PBS Merger Sub, LLC, Mesa Organics Ltd., James Parco and Pamela Parco
99.1	Press Release dated April 20, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Justin Dye
Date: April 24, 2020		Justin Dye Chief Executive Officer

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